EXECUTION COPY



                                AUTORICS II, INC.
                                    Depositor

                           NAL ACCEPTANCE CORPORATION
                                    Servicer


                   $1,986,000 14.25% Asset Backed Certificates

                         CERTIFICATE PURCHASE AGREEMENT


                                                          New York, New York
                                                          December 20, 1995

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Dear Sirs:

         Autorics II, Inc., a Delaware corporation (the "Depositor") and a wholly owned subsidiary of NAL Acceptance Corporation, a Florida corporation ("NAL"), proposes to cause NAL Auto Trust 1995-1 (the "Trust") to issue and sell to you (you are referred to from time to time herein as the "Purchaser") $1,986,000 principal amount of its 14.25% Asset Backed Certificates (the "Certificates"). The assets of the Trust will include a pool of sub-prime precomputed and simple interest motor vehicle retail installment sale contracts (the "Receivables"), certain monies received thereon on and after December 1, 1995 (the "Cutoff Date"), Payaheads received thereon prior to the Cutoff Date but due thereafter, all liquidation proceeds with respect thereto (including certain insurance proceeds), security interests in the used and new automobiles, light duty trucks and vans financed thereby, the related Receivables files, the Trust Accounts and proceeds of the foregoing. The Receivables will be serviced for the Trust by NAL. The Certificates will be issued pursuant to the Trust Agreement to be dated as of December 1, 1995 (as amended and supplemented from time to time, the "Trust Agreement"), between the Depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Certificates will represent fractional undivided interests in the Trust.

         Simultaneously with the issuance and sale of the Certificates, the Trust will also issue $36,524,000 principal amount of its 6.65% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $1,605,000 principal amount of its 7.70% Asset Backed

Notes Class A-2 (the "Class A-2 Notes" and, collectively with the Class A-1 Notes, the "Notes"). The Notes will be sold pursuant to a purchase agreement dated the date hereof (the "Note Purchase Agreement") between the Depositor and Greenwich Capital Markets, Inc. ("GCM"). The Certificates and the Notes are referred to herein collectively as the "Securities". The Notes will be issued pursuant to the Indenture to be dated as of December 1, 1995 (as amended and supplemented from time to time, the "Indenture") between the Trust and Bankers Trust Company, as indenture trustee (the "Indenture Trustee"). The Notes will be secured by the assets of the Trust pursuant to the Indenture.

         The sale of the Certificates to the Purchaser will be made without registration of the Certificates under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act.

         The Trust will acquire the Receivables from the Depositor pursuant to a Sale and Servicing Agreement to be dated as of December 1, 1995 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Depositor, NAL, as servicer and Bankers Trust Company, as backup servicer. NAL will also agree to perform certain administrative functions on behalf of the Trust pursuant to the Administration Agreement, dated as of December 1, 1995 (as amended and supplemented from time to time, the "Administration Agreement") among NAL, as administrator, the Trust and the Indenture Trustee. The Depositor will acquire the Receivables from Autorics, Inc., a Delaware corporation and a wholly owned subsidiary of NAL ("Autorics"), on the Closing Date (as defined herein) pursuant to a Receivables Purchase Agreement to be dated as of December 1, 1995 (as amended and supplemented from time to time, the "Receivables Purchase Agreement") among the Depositor, as purchaser, Autorics, as seller and NAL for the purpose of making certain representations and warranties as to the Receivables and for certain other matters. Payments on the Receivables will be made into a Lockbox Account which will be established and maintained pursuant to a Lockbox Account Agreement, dated as of November 27, 1995 (as amended from time to time, the "Lockbox Account Agreement") among NAL, General Electric Capital Corporation ("GECC"), and SunTrust Bank, South Florida, National Association ("SunTrust").

         In connection with the sale of the Securities by the Depositor, the Depositor and NAL have prepared a preliminary private placement memorandum, dated December 19, 1995 (including any and all exhibits thereto, the "Preliminary Memorandum"), and a private placement memorandum, dated the date hereof (including any and all exhibits thereto, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Depositor, NAL, Autorics and


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the Securities. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Final Memorandum.

         1. Representations and Warranties. NAL and the Depositor jointly and severally (and with respect to each representation and warranty made as to Autorics in this Section 1, Autorics, NAL and the Depositor jointly and severally) represent and warrant to, and agree with, you, and each purchaser of a Certificate directly from you or one of your affiliates, that:

                  (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Final Memorandum, at the date hereof, does not, and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor and NAL make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Depositor or NAL by GCM specifically for inclusion therein. The Depositor and NAL acknowledge that the statements set forth in the Preliminary Memorandum and in the Final Memorandum in the second and third sentences of the first paragraph under the heading "Plan of Distribution" constitute the only information furnished by GCM for inclusion in the Preliminary Memorandum or the Final Memorandum.

                  (b) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Receivables Purchase Agreement and to cause the Trust to authorize, issue and sell the Notes and Certificates as contemplated by the Note Purchase Agreement and this Agreement, respectively.

                  (c) NAL has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, has full power and authority (corporate and other) necessary to own or hold its


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



         properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Lockbox Account Agreement, that certain demand note dated December 20, 1995 from NAL to the Depositor (the "Demand Note") and the Receivables Purchase Agreement.

                  (d) Autorics has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Receivables Purchase Agreement.

                  (e) This Agreement has been duly authorized, executed and delivered by the Depositor, NAL and Autorics I.

                  (f) Each of the Trust Agreement, the Sale and Servicing Agreement and the Receivables Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Depositor, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Depositor, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (g) Each of the Sale and Servicing Agreement, the Administration Agreement, the Lockbox Account Agreement, the Demand Note and the Receivables Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by NAL, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of NAL, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (h) The Receivables Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by Autorics, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of Autorics, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting


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



         creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (i) The execution, delivery and performance of this Agreement, the Note Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Lockbox Account Agreement, the Demand Note and the Receivables Purchase Agreement and the issuance and sale of the Securities and compliance with the terms and provisions hereof and of the Indenture and the Trust Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Depositor, NAL or Autorics, as the case may be, is a party or by which the Depositor, NAL or Autorics is bound or to which any of the properties of the Depositor, NAL or Autorics is subject or of any statute, order or regulation applicable to the Depositor, NAL or Autorics of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor, NAL or Autorics or any of their respective properties, in each case which could reasonably be expected to have a material adverse effect on the transactions contemplated herein.

                  (j) As of the Closing Date, the Securities and the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Receivables Purchase Agreement will conform in all material respects to the respective descriptions thereof contained in the Final Memorandum. As of the Closing Date, the Securities will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Indenture and Trust Agreement, as the case may be, and delivered to you or GCM, as the case may be, against payment therefor as provided herein or in the Note Purchase Agreement, as applicable, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture and the Trust Agreement, as the case may be.

                  (k) The Depositor's representations and warranties in the Trust Agreement and in the Sale and Servicing Agreement, NAL's representations and warranties in the Receivables Purchase Agreement, the Administration Agreement and the Sale and Servicing Agreement and Autorics I's representations and warranties in the Receivables Purchase Agreement will be true and correct in all material respects as of the Closing Date and each such representation and warranty will be true and correct in all material respects on each date thereafter if and to the extent that on such date such representation and warranty is made again by the





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



         Depositor, NAL or Autorics, as the case may be, pursuant to the terms of the related agreement.

                  (l) None of the Depositor, NAL and Autorics is in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Depositor, NAL or Autorics I. None of the Depositor, NAL and Autorics is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Depositor, NAL or Autorics to perform its obligations under this Agreement, and, to the extent that it is a party thereto, the Trust Agreement, the Sale and Servicing Agreement, the Lockbox Account Agreement, the Demand Note, the Administration Agreement or the Receivables Purchase Agreement or (ii) the business, operations, financial condition, properties, assets or prospects of the Depositor, NAL or Autorics I.

                  (m) There are no actions or proceedings against, or investigations of, the Depositor, NAL or Autorics pending, or, to the knowledge of the Depositor, NAL or Autorics, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Lockbox Account Agreement, the Demand Note or the Receivables Purchase Agreement or the Securities, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Lockbox Account Agreement, the Demand Note or the Receivables Purchase Agreement, (iii) that, if adversely determined, could adversely affect the business, operations, financial condition, properties, assets or prospects of the Depositor, NAL or Autorics or the validity or enforceability of, or (to the extent each is a party thereto) the performance by the Depositor, NAL or Autorics of their respective obligations under, this Agreement, the Indenture, the Trust Agreement, the Sale Servicing Agreement, the Administration Agreement, the Lockbox Account Agreement, the Demand Note or the Receivables Purchase Agreement or the Securities or (iv) seeking to affect adversely the federal





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



         or Florida income tax attributes of the Certificates as described in the Final Memorandum.

                  (n) Immediately prior to the assignment of the Receivables to the Trust as contemplated by the Sale and Servicing Agreement, the Depositor (i) had good title to, and was the sole owner of, each Receivable and the other property purported to be transferred by it to the Trust pursuant to the Sale and Servicing Agreement free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens"), (ii) had not assigned to any person any of its right, title or interest in such Receivables or property or in the Receivables Purchase Agreement and (iii) will have the power and authority to sell such Receivables and property to the Trust, and upon the execution and delivery of the Sale and Servicing Agreement by the Owner Trustee on behalf of the Trust, the Trust will have acquired all of the Depositor's right, title and interest in and to such Receivables and property free and clear of any Lien (except for the Lien of the Indenture).

                  (o) There are no contracts, agreements or understandings between the Depositor or NAL and any person granting such person the right to require the Depositor or NAL to file a registration statement under the Securities Act with respect to any Securities owned or to be owned by such person.

                  (p) The sale of the Certificates pursuant to this Agreement and of the Notes pursuant to the Note Purchase Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Securities, no form of general solicitation or general advertising was used by the Depositor, any affiliates of the Depositor or any person acting on its or their behalf, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Depositor, any affiliates of the Depositor nor any person acting on its or their behalf has offered or sold, nor will the Depositor or any person acting on its behalf offer or sell directly or indirectly, any Security or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by you, would render the issuance and sale of any of the Certificates as contemplated hereby a





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



         violation of Section 5 of the Securities Act or the registration or qualification requirements of any state securities laws, nor has any such person authorized, nor will it authorize, any person to act in such manner.

                  (q) Neither the Depositor nor the Trust is, and neither the issuance and sale of the Securities nor the activities of the Trust pursuant to the Indenture or the Trust Agreement will cause the Depositor or the Trust to be, an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (r) It is not necessary to qualify the Indenture or the Trust Agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (s) Neither the Depositor nor any affiliate thereof has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by the Note Purchase Agreement).

                  (t) The information provided by the Depositor and NAL pursuant to Section 5(k) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2. Representations, Warranties and Covenants of the Pur-chaser. You represent and warrant to, and agree with, the Depositor that:

                  (a) You are purchasing the Certificates solely for your own account as principal and not as nominee or agent for any other person, and not with a view to, or for offer or sale in connection with, any distribution (within the meaning of the Securities Act) or fractionalization thereof, subject, nevertheless, to the understanding that the disposition of your property shall at all times be and remain within your control.

                  (b) You are an "accredited investor" as defined in Rule 501(a)(1), (2) or (3) of Regulation D and a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

                  (c) Neither you nor any person acting on your behalf has made or will make offers or sales of the Certificates by





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



         means of any form of general solicitation or general advertising (within the meaning of Regulation D).

         3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Depositor agrees to sell the Certificates to you in the original principal balance with respect thereto set forth on cover page hereof, and you agree to purchase such Certificates from the Depositor, for the purchase price equal to .9365625% of such original principal balance plus accrued interest thereon at the interest rate with respect thereto from and including the Cutoff Date to, but not including, the Closing Date. If, on or prior to January 21, 1996, you resell any Certificates at a yield-to-maturity of less than 16% per annum, you shall remit to the Depositor, in immediately available funds no later than two Business Days after the date of settlement of such resale, as an adjustment to the purchase price for such Certificates paid by you hereunder, the dollar price equivalent of such lower yield (but no more than the dollar price equivalent of a yield-to-maturity 100 basis points lower than the yield-to-maturity referred to above). Nothing herein shall be deemed to create any obligation on your part, express or implied, to sell or to make any attempt to sell Certificates at any time.

         4. Delivery and Payment. Delivery of and payment for the Certificates shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048, at 10:00 a.m., New York time, on the date specified in Schedule I hereto (or such later date not later than seven business days after such specified date as you shall designate), which date and time may be changed by agreement between you and the Depositor (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates shall be made to you against payment by you of the purchase price therefor in immediately available funds. Any amount required to be remitted by you in connection with a Resale Adjustment shall be made by you on the day upon which settlement occurs with respect to the applicable sale of Certificates, by check mailed to the address of Depositor set forth in Section 9 hereof, or, if the Depositor shall have provided you, not less than five business days prior to such settlement date, with written instructions for wiring any such remittance, by wire transfer to a U.S. depository institution reasonably acceptable to you.

         The Depositor agrees to have the Certificates available for inspection, checking and packaging by you in New York, New York, not later than 10:00 a.m. on the business day prior to the Closing Date.

         5. Covenants of the Depositor and NAL. The Depositor and NAL jointly and severally covenant and agree with you that:






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                  (a) During the period referred to in Section 5(c), the
         Depositor or NAL will furnish to you, without charge, copies of the Final Memorandum (including all documents incorporated by reference therein and all amendments or supplements to such documents) in such reasonable quantities as you request.

                  (b) At any closing occurring during the period referred to in
         Section 5(c) as to which any of the Certificates are resold by you to any subsequent purchaser, the Depositor and NAL will furnish or cause to be furnished to such subsequent purchaser, if you so request, a letter from each person furnishing a certificate or opinion on the Closing Date as described in Sections 6(a), (b) and (c) hereof, in which such person shall state that such subsequent purchaser may rely upon such original certificate or opinion as though delivered and addressed to such subsequent purchaser and made on and as of the closing of the resale to such subsequent purchaser, except for such exceptions set forth in such letter as are attributable to events occurring after the Closing Date.

                  (c) If, at any time prior to 90 days after the date hereof or such earlier date as you shall have resold all of the Certificates, any event occurs as a result of which the Final Memorandum (as then amended or supplemented) would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Depositor and NAL will promptly prepare and furnish to you an amendment or supplement to the Final Memorandum satisfactory to you that will correct such statement or omission.

                  (d) Neither the Depositor nor NAL will amend or supplement the Final Memorandum without your prior written consent.

                  (e) During the period referred to in Section 5(c), the Depositor or NAL will, at your request, furnish through you to any prospective purchaser of Certificates from you such information as is reasonably requested and is reasonably available concerning matters reasonably relevant to such prospective purchaser's decision to purchase the Certificates and the Depositor and NAL jointly and severally represent and warrant that such information will be accurate and not misleading.






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



                  (f) The Depositor and NAL authorize you to deliver to investors copies of the Final Memorandum, as then amended or supplemented, as contemplated by Section 5(c) hereof and any information provided under Section 5(e) hereof in connection with any reoffer or resale of the Certificates by you in accordance herewith.

                  (g) The Depositor and NAL jointly and severally agree to pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, (i) the printing and delivery to you of the Preliminary Memorandum, the Final Memorandum, and each amendment thereto, (ii) the fees of the Owner Trustee, and its counsel, (iii) the fee of the Indenture Trustee and its counsel, (iv) the preparation, issuance and delivery of the Securities to you, (v) the fees and disbursements of the Depositor's accountants, Price Waterhouse LLP (including but not limited to the letters furnished by it pursuant to Section 6(m) hereof), (vi) the fees and disbursements of your counsel, and (vii) any fees charged by Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch") for the rating of the Certificates.

                  (h) Each of the Depositor and NAL will not, and will not permit any of the affiliates (as such term is defined in Rule 501(b) of Regulation D) of the Depositor (such affiliates (including NAL) being herein after referred to as the "Affiliates") to, resell any Certificates that have been acquired by it or by any of them.

                  (i) Neither the Depositor, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Certificates under the Securities Act.

                  (j) Neither the Depositor, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities.

                  (k) So long as any of the Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Depositor and NAL will, unless the Depositor becomes subject to and complies with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide to each holder of such restricted securities and to each prospective purchaser (as





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



         designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (l) To the extent, if any, that the rating provided with respect to the Certificates by Duff & Phelps or Fitch is conditional upon the furnishing of documents or the taking of any actions by the Depositor or NAL, the Depositor or NAL, as the case may be, shall furnish such documents and take any such other actions.

         6. Conditions to the Purchase of the Certificates. Your obligation hereunder to purchase the Certificates shall be subject to the accuracy of the representations and warranties on the part of the Depositor, NAL and Autorics contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Depositor, NAL and Autorics made in any certificates delivered pursuant to the provisions hereof, to the performance by each of the Depositor, NAL and Autorics of its obligations hereunder and to the following additional conditions:

                  (a) Each of the Depositor, NAL and Autorics shall have delivered to you an officers' certificate, signed by its President or vice president and dated the Closing Date, to the effect that the signer of such certificate has carefully examined this Agreement and, in the case of NAL and the Depositor, the Final Memorandum and that:
         (i) the representations and warranties of the Depositor, NAL or Autorics, as the case may be, in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date and (ii) it has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  (b) You shall have received an opinion, addressed to you, of English, McCaughan & O'Bryan, P.A., counsel for the Depositor, NAL and Autorics, dated the Closing Date, in form and substance satisfactory to you and your counsel, substantially in the form attached as Exhibit A hereto.

                  (c) With respect to each state in which Financed Vehicles are registered, you shall have received an opinion, addressed to you, of special counsel to the Depositor admitted to practice in such state and otherwise acceptable to you, dated the Closing Date, in form and substance





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




         satisfactory to you and your counsel, substantially in the form attached as Exhibit B hereto.

                  (d) You shall have received an opinion addressed to you of Brown & Wood, in its capacity as federal tax counsel for the Trust, dated the Closing Date, to the effect that the statements in the Final Memorandum under the heading "Certain Federal Income Tax Consequences" and under the heading "Summary of Terms -- Tax Status" (to the extent relating to federal income tax consequences) accurately describe the material federal income tax consequences to holders of the Certificates.

                  (e) You shall have received an opinion addressed to you of Brown & Wood, in its capacity as special counsel to the Purchaser, dated the Closing Date, with respect to the validity of the Certificates and such other related matters as you shall require, and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. Brown & Wood, in its capacity as special ERISA counsel to the Trust, shall have delivered an opinion, addressed to you and dated the Closing Date, to the effect that the statements in the Final Memorandum under the heading "ERISA Considerations," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Certificates under ERISA.

                  (f) You shall have received an opinion addressed to you, the Depositor and NAL of Richard, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially in the form attached as Exhibit C hereto.

                  (g) Counsel to the Depositor, NAL and Autorics shall have furnished and addressed to you any opinions addressed to Duff & Phelps or Fitch and not otherwise furnished pursuant to this Section 6.

                  (h) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Florida and Delaware reflecting the transfer of the interest of Autorics, NAL and the Depositor in the Receivables and the proceeds thereof to NAL, the Depositor and the Trust, respectively, and the grant of the security interest by the Trust in the

         Receivables and the proceeds thereof to the Indenture Trustee.

                  (i) On the date of the Preliminary Memorandum, on the date hereof and on the Closing Date, Price Waterhouse LLP shall have furnished to you a letter or letters, dated respectively as of the date of the Preliminary Memorandum, the date hereof and as of the Closing Date, substantially in the forms of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and to your counsel.

                  (j) You shall have received from Duff & Phelps a rating letter assigning a rating not lower than "BB" to the Certificates, which ratings shall not have been modified, lowered or withdrawn.

                  (k) You shall have received from Fitch a rating letter assigning a rating not lower than "BB" to the Certificates, which ratings shall not have been modified, lowered or withdrawn.

                  (l) The Notes shall have been issued by the Trust and purchased by GCM pursuant to the Note Purchase Agreement.

                  (m) You shall have received such further information, certificates, documents and opinions as you may reasonably have requested.

                  (n) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and your counsel, and you and your counsel shall have received such information, certificates and documents as you or they may have reasonably requested.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if either of the Depositor, NAL or Autorics is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all your obligations hereunder may be canceled by you at, or at any time on or prior to, the Closing Date. Notice of such cancellation shall be given to the Depositor in writing, or by telephone or facsimile transmission confirmed in writing.

         7. Indemnification and Contribution. (a) The Depositor and NAL, jointly and severally, agree to indemnify and hold harmless you, your directors, officers, employees and agents and each person who controls you within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Depositor or NAL to any holder or prospective purchaser of Notes pursuant to Section 5(k), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor and NAL will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by you or any of your affiliates specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Depositor or NAL may otherwise have.

         (b) You agree to indemnify and hold harmless the Depositor and NAL, their directors, their officers, and each person who controls the Depositor or NAL within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Depositor and NAL to you, but only with reference to written information relating to you furnished to the Depositor by you specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which you may otherwise have. The Depositor and NAL acknowledge that the statements set forth in the second and third sentences of the first paragraph under the heading "Plan of Distribution" in the Preliminary Memorandum and in the Final Memorandum constitute the only information furnished in writing by or on behalf of you for inclusion in the

Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved, in the case of paragraph (a) of this Section 7, by you and representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under this Section 7, then the Depositor, NAL and you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Depositor, NAL and you may be subject in such proportion that you are responsible for the excess, if any, of the Resale Price for any Certificates sold by you over the purchase price paid by you pursuant to Section 3 (including any Resale Adjustment) and the Depositor and NAL are responsible the balance. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Depositor, NAL and you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor and NAL on the one hand and of you on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative benefits shall be determined as provided in the preceding sentence. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Depositor and NAL on the one hand or you on the other. The Depositor, NAL and you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 7, each person who controls you within the meaning of either the Securities Act or the Exchange Act and each of your directors, officers, employees and agents shall have the same rights to contribution as you, and each person who controls the Depositor or NAL within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Depositor or NAL shall have the same rights to contribution as the Depositor or NAL, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(d).

         8. Termination. (a) If the sale of the Certificates shall not be consummated because any condition to your obligations set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Depositor, NAL or Autorics to perform any agreement herein or comply with any provision hereof other than by reason of your default, the Depositor and NAL jointly and severally agree to reimburse you for the reasonable fees and expenses of your counsel and for such other out-of-pocket expenses as shall have been incurred by you in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Depositor or NAL shall pay the full amount thereof to you.

         (b) This Agreement will survive delivery of and payment for the Certificates. The provisions of Section 7 and this Section 8(c) shall survive the termination or cancellation of this Agreement.

         9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or transmitted by facsimile and confirmed to you at 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Robert Young and Bruce Katz; or, if sent to the Depositor, NAL or Autorics, will be mailed, delivered or transmitted by facsimile and confirmed to it at NAL Acceptance Corporation, 500 Cypress Creek Road West, Suite 590, Fort Lauderdale, Florida 33309, Attention: Dennis LaVigne.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 and their successors and assigns, and no other person will have any right or obligation hereunder.

         11. Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between you and the Depositor, NAL and Autorics I.

                                       Very truly yours,

                                       NAL ACCEPTANCE CORPORATION


                                       By:_________________________
                                          Name:
                                          Title:


                                       AUTORICS II, INC.


                                       By:_________________________
                                          Name:
                                          Title:


                                       AUTORICS, INC.


                                       By:_________________________
                                          Name:
                                          Title:



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


By:____________________________
   Name:
   Title: